================================================================================

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               [Amendment No.__ ]


Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a- 11(c) or
      Section 240.14a-12

--------------------------------------------------------------------------------

                             STAGE II APPAREL CORP.

                (Name of Registrant as Specified in its Charter)
                                       and
                   (Name of Person(s) Filing Proxy Statement)

--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
       1)  Title of each class of securities to which transaction applies:
       2)  Aggregate number of securities to which transaction applies:
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth amount on which filing fee is calculated and state how it was determined:
       4)  Proposed maximum aggregate value of transaction:
       5)  Total fee paid:
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:
       2)  Form Schedule or Registration Statement No.:
       3)  Filing Party:
       4)  Date Filed:

================================================================================

--------------------------------------------------------------------------------


                             STAGE II APPAREL CORP.



--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------



            DATE:  Thursday, June 28, 2001
            TIME:  9:00 a.m.
            PLACE: Mahoney Cohen & Company, CPA, P.C.
                   111 West 40th Street, 12th Floor
                   New York, New York


MATTERS TO BE VOTED ON:

1. Election of two Class II directors of the Company
2. Any other matters properly brought before the shareholders at the meeting


                                      By order of the Board of Directors


                                      Richard Siskind,
May 3, 2001                           President and Chief Executive Officer




                                    CONTENTS
                                                        PAGE
                                                        ----
      General Information About Voting....................1
      Proposal 1 - Election of Class II Directors.........2
      Other Members of the Board..........................3
      Additional Information About the Board..............4
      Executive Compensation..............................4
      Principal Shareholders..............................8
      Certain Transactions................................9
      Proposals by Shareholders...........................9


--------------------------------------------------------------------------------

                                 PROXY STATEMENT

      Your vote at the annual meeting is important to us. Please vote your shares of common stock by completing the accompanying proxy card and returning it in the enclosed envelope. This proxy statement has information about Stage II Apparel Corp. (the "Company") prepared by its management. It was first mailed to shareholders on May 7, 2001, along with the Company's annual report for 2000. Upon request, additional copies of the proxy materials and annual report will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names.

                        GENERAL INFORMATION ABOUT VOTING


WHO CAN VOTE?

   You can vote your shares of common stock if our records show that you owned your shares on the record date of May 3, 2001. On that date, there were 4,127,267 shares of common stock outstanding. Each share gets one vote.

HOW DO I VOTE BY PROXY?

   The enclosed proxy card has instructions for voting on the proposal to be considered at the annual meeting. After marking your vote, you should sign and date the proxy card. Use the enclosed envelope for sending it back to us. The proxyholders named on the proxy card will vote your shares as instructed on the card. If you do not indicate your vote on the proposal for the election of Class II directors, the proxyholders will vote in favor of the nominees. Nominees receiving a plurality of votes cast at the meeting will be elected as directors.

WHAT IF OTHER MATTERS COME UP AT THE MEETING?

   The proposal for the election of Class II directors described in this proxy statement is the only matter we know will be voted at the meeting. If other matters are property presented at the meeting, the proxyholders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

   You can change your vote any time before the annual meeting by returning a new proxy card. We will honor the card with the latest date. You can also revoke previously mailed proxy card by giving notice of your revocation to the Company's secretary. Our address is Stage II Apparel Corp., 1385 Broadway, 24th Floor, New York, NY 10018.

CAN I VOTE IN PERSON RATHER THAN BY PROXY?

   You can attend the special meeting and vote your shares in person. We encourage you nevertheless to complete and sign a proxy card to ensure your vote is counted.

WHAT DO I DO IF MY BROKER HOLDS MY SHARES?

   If your shares are held in "street name" by a broker, bank or other nominee, they should give you instructions for voting their shares. Usually, they will vote the shares on your behalf and at your direction.

HOW ARE VOTES COUNTED?

   We will hold the annual meeting on the scheduled date as long as holders of a majority of the shares entitled to vote return signed proxy cards or attend the meeting. We will count your shares toward this quorum requirement as long as we receive your signed proxy card, even if you vote to abstain on the proposal for the election of Class II directors or fail to vote.

   Even though the proposal is considered routine, your broker or other nominee may refrain from voting your shares held in its street name if you do not tell the nominee how to vote those shares. In that case, they will like be treated as broker nonvotes. Any broker nonvotes will count for the quorum requirement but not for approval of the proposal.

WHO PAYS THE EXPENSES FOR THIS PROXY SOLICITATION?

We do. If our employees contact shareholders to solicit proxies, they will not receive any extra compensation.

                                   PROPOSAL 1
                         ELECTION OF CLASS II DIRECTORS

GENERAL

      Our board of directors (the "Board") is divided into two classes. Two Class II directors are to be elected at the 2001 annual meeting to serve for a two-year term expiring at the 2003 annual meeting of shareholders or until their successors are chosen and have qualified. Information about the Class II nominees is provided below under the caption "Nominees," and information about the incumbent Class I directors is included under the caption "Other Members of the Board."

NOMINEES

      Each of the nominees for Class II director is a current director of the Company. The names of the nominees and information about their business experience and background is set forth below.


--------------------------------------------------------------------------------

BARRY FERTEL      AGE 47      Barry Fertel has served as a director of the
                              Company since May 1998. He has been a partner in
                              the law firm of Goetz, Fitzpatrick, Most &
                              Bruckman, LLP in New York City since January 2000,
                              prior to which he was a partner in Roper, Barandes
                              & Fertel since 1988. His practice is concentrated
                              in the field of commercial litigation. From 1980
                              to 1988, Mr. Fertel was an associate and later a
                              partner of Bell, Kalnick, Klee, Green & Beckman, a
                              New York City law firm. From 1978 to 1980, he was
                              an Assistant Attorney General for the State of New
                              York. He is a graduate of the State University of
                              New York at Stony Brook and received his law
                              degree from the State University of New York at
                              Buffalo. Mr. Fertel currently serves as President
                              of the Board of Education of the New Rochelle, New
                              York School District.


JON SISKIND       AGE 32      Jon Siskind joined the Company as a director and
                              Vice President - Sales, Warehousing & Distribution
                              in May 1998. He graduated from the University of
                              Hartford in 1991, where he received his B.A. in
                              Economics. He joined R. Siskind and Company
                              ("RSC") in the same year as an account executive
                              handling the Northeast and Mid West territories.
                              In 1994, he was appointed National Sales Manager
                              and given the additional responsibility for
                              overseeing all sales and distribution. In 1995, he
                              was appointed as RSC's Vice President of Sales.
                              Jon Siskind is the son of Richard Siskind.

--------------------------------------------------------------------------------

                           OTHER MEMBERS OF THE BOARD

      In addition to the Class II directors for reelection at the 2001 annual meeting, the Board includes three Class I directors currently serving for a two-year term to expire at the 2002 annual meeting of shareholders. Biographical information for these directors is set forth below.

--------------------------------------------------------------------------------

RICHARD SISKIND   AGE 55      Richard Siskind joined the Company as President,
                              Chief Executive Officer and a director in May 1998
                              after acquiring a controlling interest from three
                              of its founders. He has been in the apparel
                              business for over 30 years, serving in a variety
                              of roles and positions. By 1977, Mr. Siskind had
                              assumed the position of president of David Small
                              Industries, Inc. In 1982, he co-founded Apparel
                              Exchange, Inc., an affiliated company. Both
                              companies sold off-price men's, women's and
                              children's apparel and reached sales aggregating
                              over $100 million by 1989. Mr. Siskind sold both
                              companies in 1989. In 1991, he founded R. Siskind
                              and Company. He is a director, sole shareholder
                              and chief executive officer of RSC, which is in
                              the business of purchasing top brand name men's
                              and women's apparel and accessories, and
                              redistributing it to a global clientele of upscale
                              off-price retailers.


ROBERT GREENBERG  AGE 60      Robert Greenberg has served as a director of the
                              Company since May 1998. He founded LA Gear, a
                              publicly held footwear company noted for making
                              athletic footwear fashionable. Mr. Greenberg
                              launched his second footwear venture with his sons
                              in 1992. He is now the Chairman and CEO of
                              Skechers, Inc., which sells casual lifestyle
                              footwear to major retailers throughout the United
                              States and in approximately sixty other countries.
                              Skechers, Inc. was one of the largest privately
                              held footwear companies in the United States and
                              is now publicly traded on the New York Stock
                              Exchange.


BEVERLY ROSEMAN   AGE 43      Beverly Roseman joined the Company as a Vice
                              President and director in May 1998. She joined RSC
                              in 1992 as the Merchandise Manager. In 1995, Mrs.
                              Roseman was appointed as RSC's Vice President of
                              Buying, Merchandising and Operations. She also
                              oversees the Human Resources, MIS and Operational
                              divisions of RSC. From 1975 to 1980, Mrs. Roseman
                              worked for R.H. Macy's, first as trainee and then
                              as a buyer. She was employed from 1980 to 1982 as
                              a buyer for The Broadway Department Stores in
                              California, from 1982 to 1988 as a buyer for
                              Marshall's Inc. and from 1988 to 1992 as a Senior
                              Buyer for T.J. Maxx. Mrs. Roseman is a graduate of
                              Adelphi University.


--------------------------------------------------------------------------------

                     ADDITIONAL INFORMATION ABOUT THE BOARD

ACTIONS BY THE BOARD IN 2000

      During 2000, the Board took action, either at meetings or by consent, on a total of two occasions. No director attended or participated in fewer than 75% of these meetings or action by consent.

COMMITTEES AND COMMITTEE MEETINGS

      The Board has an Audit Committee and a Compensation Committee. Both committees are comprised of Robert Greenberg and Barry Fertel. During 2000, each of these Committees held two meetings. The Board has no other standing committees.

COMPENSATION OF DIRECTORS

      No fees were paid to directors of the Company during 2000.

BENEFICIAL OWNERSHIP REPORTING

      Based on a review of reporting forms filed with the Securities and Exchange Commission by officers and directors of the Company to disclose changes in their beneficial ownership of the Company's common stock, none of the Company's officers or directors failed to file any required reports on a timely basis during 2000.

                             EXECUTIVE COMPENSATION

BACKGROUND

      In May 1998, the Company's founders (the "Founders") sold 1.9 million shares of common stock in the Company held by them to Richard Siskind in return for their release from guarantees of the Company's indebtedness to its factor and their receipt of options to reacquire a total of 1.5 million shares from Mr. Siskind at exercise prices ranging from $.50 to $1.50 per share (the "Founders Options"). Later in 1998, Founder Options for 1.35 million shares were acquired from the Founders by Jon Siskind, an officer and director of the Company. As part of these transactions, the Company added a new management team headed by Mr. Siskind, reconstituted its board of directors and obtained a new credit facility arranged by Mr. Siskind. The Company also issued to Mr. Siskind options to purchase up to 1.5 million shares of common stock on the same terms as the Founders Options, exercisable only to the extent the Founders Options are exercised (the "Mirror Options"). In addition, in lieu of a market rate salary, Mr. Siskind received options to purchase 900,000 shares of common stock at $.75 per share under a 1998 nonqualified option plan (the "NSO Plan").

COMPENSATION OF NAMED EXECUTIVE OFFICERS

      The following table sets forth the total remuneration paid during the last three years to executive officers of the Company who earned over $100,000 in any of those years.

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION             LONG TERM COMPENSATION
NAME AND                            -----------------------------------     ----------------------       ALL OTHER
PRINCIPAL POSITION            YEAR    SALARY       BONUS       OTHER(1)     OPTION/SAR AWARDS (#)     COMPENSATION(2)
------------------            ----  ----------     -----       --------     ----------------------    ---------------
Richard Siskind(3)            2000....$200,000       ---         ---                 ---                    ---
                              1999.... 200,000       ---         ---                 ---                    ---
                              1998.... 131,000       ---         ---             1,300,000(4)               ---

Neil Fox                      2000.... 100,000    $ 3,846        ---                 ---                    ---
  Chief Financial Officer

Carl Jenkins(3)               1998.... 127,000       ---         ---                 ---                    ---
  Former VP-Production

Ronald Cohen(3)               1998.... 108,000       ---         ---                 ---                    ---
  Former VP-Operations

-----------------------

      (1) Perquisites and other benefits did not exceed 10% of any named officer's total annual salary.
      (2) Reflects the Company's contribution to the accounts of the named executive officers under its Employee Stock Ownership and Salary Deferral Plan. See "Employee Benefit Plan" below.
      (3) Served as an executive officer of the Company for only a portion of 1998.
      (4) Excludes the Mirror Options, which are not compensatory. See "Background" above.


STOCK OPTIONS

      The Company maintains four stock option plans, comprised of (a) incentive stock option plans adopted in 1998 and 1994 (the "1998 Plan" and "1994 Plan," respectively, and the "ISO Plans," collectively), (b) the NSO Plan (collectively with the ISO Plans, the "Plans"), and (d) a nonqualified stock option plan covering the Mirror Options. See "Background" above. The 1998 Plan and the 1994 Plan cover 1 million shares and 300,000 shares, respectively, of the Company's common stock. The NSO plan covers 900,000 shares of common stock.

      During 2000, no options were granted under the Plans to the Company's executive officers. The following table sets forth information as of December 31, 2000 on stock options held by Richard Siskind and Neil Fox, the only executive officers earning over $100,000 in 2000. No dollar value is provided for options listed in the table since the exercise price of the options exceeded the market price for the common stock on December 29, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                                         VALUE OF
                             SHARES                    NUMBER OF       UNEXERCISED
                            ACQUIRED                   UNEXERCISED    IN-THE-MONEY
                               ON         VALUE        OPTIONS AT      OPTIONS AT
NAME                        EXERCISE    REALIZED        YEAR END        YEAR END
----                        --------    --------        --------        --------
Richard Siskind...........    None         N/A         1,300,000          N/A
Neil Fox..................    None         N/A            20,000          N/A

EMPLOYEE BENEFIT PLANS

      The Company maintains the ISO Plans to provide its employees an opportunity to acquire or increase their proprietary interests in the Company, adding to their incentive to contribute to its performance and growth. The terms of the ISO Plans are substantially identical, except for the additional shares of common stock covered by the 1998 Plan. The exercise price for options granted under the ISO Plans is fixed by a Compensation Committee at 100% of the market price of the common stock on the date of the grant. Each option granted under the ISO Plans is exercisable for periods of up to ten years from the date of grant, or three months after termination of employment, with certain exceptions. At December 31, 2000, the 1994 Plan was fully granted, and options to purchase a total of 379,000 shares of common stock were available for future grants under the 1998 Plan.

      The NSO Plan was adopted solely to compensate Richard Siskind for accepting a salary as President and CEO of the Company substantially below prevailing market rates. Under the NSO Plan, Mr. Siskind received options to purchase a total of 900,000 shares of common stock at an exercise price of $.75 per share. The options vest in one-third annual cumulative installments, beginning in May 1999, and expire four years after the vesting date. The Mirror Options granted to Mr. Siskind are not compensatory, since they are intended solely to enable him to maintain his equity position in the Company, without gain or loss, to the extent that the Founders Options granted by him are exercised. See "Background" above.

MANAGEMENT AGREEMENT

      The Company and Richard Siskind are parties to a Management Agreement (the "Management Agreement"), providing for Mr. Siskind's employment as President and Chief Executive Officer for a three-year term beginning in May 1998. In accordance with the Management Agreement, Mr. Siskind arranged a new credit facility for the Company, part of which he guaranteed, to provide the Company with adequate financial flexibility at lower costs than the facility in place prior to his acquisition of a controlling interest in the Company from the Founders. See "Background" above. Consistent with his objective of reducing the Company's overhead, Mr. Siskind receives an annual salary of $200,000 for his services under the Management Agreement. In lieu of salary at a market rate, the Management Agreement provides for his receipt of the Mirror Options, the options issued under the Plans and any additional options deemed appropriate by the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is responsible for evaluating compensation arrangements for all officers and key employees and for administering the Company's employee benefit plans. Since May 1998, the Compensation Committee has been comprised of Messrs. Fertel and Greenberg. Neither one of these directors has ever served as an officer of the Company or any of its subsidiaries or had any related party transactions with the Company in 2000, except that the law firm in which Mr. Fertel is a partner provided legal services to the Company during the year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      COMPENSATION POLICY. The Company's executive compensation reflects below market levels of pay, augmented with equity incentives through stock option grants designed to attract and retain qualified executives with interests, as co-owners of the Company, identical to those of its unaffiliated shareholders. The Board's objective, reflected in recommendations by the Compensation Committee, is to integrate these compensation components with the annual and long term performance of the Company as well as the achievements and contributions of the individual executives. In this way, the Committee believes that the Company's compensation program enables it to balance the relationship between compensation and performance in the best interests of the shareholders.

      SALARY REDUCTIONS. Commencing in May 1998, current management substantially replaced the members of the Company's prior management, who resigned their positions with the Company between August and October 1998. They were replaced by Richard Siskind as President and CEO, Beverly Roseman and Jon Siskind as Vice Presidents and, during 2000, Neil Fox as Chief Financial Officer. Beverly Roseman and Jon Siskind agreed to accept options in lieu of any salary until the Company achieved sustained profitability, and Richard Siskind accepted a below market salary of $200,000 in accordance with the Management Agreement. See "Management Agreement" above.

      STOCK OPTIONS. The Committee recommended that the management team added in 1998 receive option grants as the major or sole form of their compensation. In addition to the Mirror Options, which are not compensatory, Richard Siskind was awarded options in 1998 to purchase 900,000 shares of common stock at an exercise price of $.75 per share under the NSO Plan and options to purchase 400,000 shares of common stock at an exercise price of $.8125 per share under the 1998 Plan. Beverly Roseman and Jon Siskind were each awarded options to purchase 150,000 shares of common stock at an exercise price of $.625 per share under the 1994 Plan. Since these option packages vested over three years, no additional options were granted in 2000.

      CONCLUSION. The Committee believes that the executive compensation policies implemented through its recommendations serve the interest of the Company's shareholders and the long range goals of the Company.

THIS REPORT HAS BEEN APPROVED BY THE FOLLOWING
MEMBERS OF THE COMPENSATION COMMITTEE:          BARRY FERTEL   ROBERT GREENBERG

REPORT OF THE AUDIT COMMITTEE

       The Audit Committee is responsible for monitoring the Company's internal controls and financial reporting process. The Committee held discussions with representatives of Mahoney Cohen & Company, CPA, P.C., the Company's independent auditors ("Mahoney Cohen"), to review the results of its examination of the Company's financial statements for the year ended December 31, 2000 and its evaluation of the Company's internal controls and financial reporting process. Mahoney Cohen also provided the Committee with information relating to its independence. Based on its discussions with Mahoney Cohen and related meetings with Company management, the Committee recommended that the Board approve the financial statements for inclusion in the Company's annual report on Form 10-K for the year ended December 31, 2000 and approve the retention of Mahoney Cohen as independent auditors for 2001.

THIS REPORT HAS BEEN APPROVED BY THE FOLLOWING
MEMBERS OF THE COMPENSATION COMMITTEE:          BARRY FERTEL   ROBERT GREENBERG

FEES INCURRED FOR SERVICES OF MAHONEY COHEN

       For 2000, the Company incurred $57,500 in fees for audit services rendered by Mahoney Cohen, including review of quarterly statements. Mahoney Cohen did not provide any information technology services to the Company in 2000 but did provide services related to the preparation of federal, state and local tax returns and other related tax matters, for which the Company incurred fees aggregating $15,000 in 2000.

PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the Company's cumulative total shareholder return with the cumulative return (assuming reinvestment of dividends) of (i) the Russell 2,000 Index and (ii) an Apparel Index group as published by Value Line. Inc.

                  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                             1995       1996      1997      1998      1999      2000
                             ----       ----      ----      ----      ----      ----
Stage II Apparel Corp      $100.00    $ 66.67   $ 29.22   $ 33.39   $ 37.56   $ 21.11

Russell 2000 Index         $100.00    $116.44   $142.29   $138.40   $163.08   $156.73

Apparel                    $100.00    $136.96   $159.77   $197.66   $214.72   $268.09

----------------------
Assumes $100, invested at the end of December 1995 in the Company's common stock, the Russell 2000 Index and the Value Line Apparel Index. Also assumes reinvestment of dividends. Source: Value Line, Inc.


                             PRINCIPAL SHAREHOLDERS

      The following table shows the amount of common stock beneficially owned as of April 30, 2001 by (1) each person who we know owns beneficially more than 5% of the common stock, (2) each current director of the Company, (3) each named executive officer and (4) the current directors and named executive officers as a group

                                                          COMMON STOCK
                                  ADDRESS OF              BENEFICIALLY      PERCENTAGE
5% SHAREHOLDERS              5% BENEFICIAL OWNERS             OWNED          OF CLASS
---------------              ---------------------------  -------------     ----------
Richard Siskind              1385 Broadway                3,200,000(1)        59.0%
                             New York, NY 10018

NAMED EXECUTIVE OFFICERS AND DIRECTORS

Richard Siskind.........................................   3,200,000(1)     59.0
Barry Fertel............................................      40,000         1.0
Robert Greenberg........................................     190,000         4.6
All named executive officers and directors
 as a group (6 persons).................................   3,430,000(1)     63.2

---------------------

   (1) Includes a total of 1,300,000 shares issuable upon the exercise of options vested under the Plans. Excludes shares that may be acquired by Jon Siskind upon exercise of Founders Options acquired by him from the Founders and shares issuable to Richard Siskind upon exercise of the Mirror Options. See "Executive Compensation - Background."

                              CERTAIN TRANSACTIONS

      During 2000, certain employees of the RSC, a company controlled by Richard Siskind, the President, Chief Executive Officer and a director and principal shareholder of the Company, performed services for the Company at no charge, and the Company shared certain office and warehouse space of RSC at no charge. During 2000, the Company also purchased $1.3 million of inventory from RSC and sold $474,000 of inventory to RSC. At December 31, 2000, the Company was indebted to RSC in the amount of $347,000.

      The Company subleases showroom and office space at 1385 Broadway in New York City from a company owned by Jon Siskind, an officer and director of the Company and the son of Richard Siskind. Rent expense of $92,000 was charged to operations for the sublease during 2000.

      It is the Company's policy to structure any transactions with related parties only on terms that are no less favorable to the Company than could be obtained on an arm's length basis from unrelated parties.


                            PROPOSALS BY SHAREHOLDERS

      Any proposal that a shareholder wishes to present for consideration at the 2002 annual meeting must be received by the Company at its principal executive offices no later than December 31, 2001. This date will provide sufficient time for consideration of the proposal for inclusion in the 2002 proxy materials.



                                    By Order of the Board of Directors


                                    RICHARD SISKIND
                                    President and Chief Executive Officer



New York, New York
May 3, 2001

                               FORM OF PROXY CARD


FRONT:

--------------------------------------------------------------------------------
                             STAGE II APPAREL CORP.
          (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)
  STAGE II APPAREL CORP.--PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS AT 9:00
                                     A.M.,
    JUNE 28, 2001, AT 111 WEST 40TH STREET, 12TH FLOOR, NEW YORK, NEW YORK
      The undersigned hereby appoints Alan Kanis and Beverly Roseman, and each of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the aforementioned Annual Meeting, and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as follows:

      1. ELECTION OF DIRECTORS -- for the terms set forth in the Proxy Statement. The nominees are:
            (1) Barry Fertel   (2) Jon Siskind
            [ ] FOR ALL NOMINEES         [ ] AGAINST ALL NOMINEES
            [ ] FOR ALL NOMINEES, except the following_________________________

      2. In their discretion, the Proxies are authorized to vote upon such matters as may properly come before the Annual Meeting.

      This Proxy will be voted as specified. If no specification is made, it will be voted FOR Proposal 1 and at the discretion of the Proxies on any other business.
--------------------------------------------------------------------------------







BACK:
--------------------------------------------------------------------------------

      Any Proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged. Do you plan to attend the Meeting?
      [ ] Yes      [ ] No

                                          Please mark, sign, date and return the
                                          Proxy Card promptly using the enclosed
                                          envelope.

                                          DATED:                        , 2001
                                                ------------------------

                                          --------------------------------------

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                                          (Joint owners must EACH sign. Please
                                          sign EXACTLY as your name(s) appear(s)
                                          on the card. When signing as attorney,
                                          trustee, executor, administrator,
                                          guardian or corporate officer, please
                                          give your FULL title.)


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